EXHIBIT 24.1

POLYONE CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of PolyOne Corporation, an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Kenneth M. Smith, Lisa K. Kunkle and Richard J. Diemer, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of Common Shares of the Registrant issuable in connection with the Spartech Corporation 2004 Equity Compensation Plan, as amended, and the Spartech Corporation 2001 Stock Option Plan, as amended, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 11th day of March 2013.

/s/ Stephen D. Newlin	/s/ Richard J. Diemer, Jr.
Stephen D. Newlin	Richard J. Diemer, Jr.
Chairman, President, Chief Executive Officer and Director	Senior Vice President and Chief Financial Officer

/s/ Carol A. Cartwright	/s/ Richard H. Fearon
Carol A. Cartwright	Richard H. Fearon
Director	Director

/s/ Gregory J. Goff	/s/ Gordon D. Harnett
Gregory J. Goff	Gordon D. Harnett
Director	Director

/s/ Richard A. Lorraine	/s/ William H. Powell
Richard A. Lorraine	William H. Powell
Director	Director

/s/ Farah M. Walters	/s/ William A. Wulfsohn
Farah M. Walters	William A. Wulfsohn
Director	Director